CONSENT OF INDEPENDENT ACCOUNTANTS

           We consent to the use in this Registration Statement of our report, dated February 16, 1996, on the financial statements of King George State Bank, Inc. included herein and to the reference made to our Firm under the caption "Experts" in the Proxy Statement/Prospectus constituting a part of this Registration Statement.

                                                    SMITH & EGGLESTON, P.C.

Richmond, Virginia
June 19, 1996